UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2016, the Board of Directors of Provectus Biopharmaceuticals, Inc. (the “Company”) unanimously voted to terminate Peter R. Culpepper, effective immediately, from all positions held with the Company and each of its subsidiaries, including Interim Chief Executive Officer and Chief Operating Officer of the Company, for cause, in accordance with the terms of his employment agreement based on the results of the investigation conducted by a Special Committee of the Company’s Board of Directors regarding improper expense advancements and reimbursements to Mr. Culpepper.

As previously reported, the Board of Directors has established a search committee to identify a permanent Chief Executive Officer. In the interim, Timothy C. Scott, Ph.D., the Company’s President, will perform the functions of the chief executive officer position in his capacity as President while the chief executive officer position remains vacant.

Item 7.01. Regulation FD Disclosure.

On December 28, 2016, the Company issued a press release announcing the termination of Mr. Culpepper. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott, Ph.D.
Timothy C. Scott, Ph.D.
President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 28, 2016